Exhibit 10.1

MDU RESOURCES GROUP, INC.
LONG-TERM PERFORMANCE-BASED INCENTIVE PLAN
ANNUAL INCENTIVE AWARD AGREEMENT

[Date]

[Patrick L. O’Bryan]

In accordance with the terms of the MDU Resources Group, Inc. Long-Term Performance-Based Incentive Plan (the “Plan”), pursuant to action of the Compensation Committee of the Board of Directors of MDU Resources Group, Inc. (the “Committee”), MDU Resources Group, Inc. (the “Company”) hereby grants to you (the “Participant”) an opportunity to receive an annual incentive award for calendar year 2015 (the “Award”), subject to the terms and conditions set forth in this Award Agreement (including Annexes A and B hereto and all documents incorporated herein by reference), as set forth below:

Target Award:	$900,000 (the “Target Award”), which is comprised of separate Target Award Amounts tied to specific Performance Goals as described in Annex B
Performance Goals:	Described in Annex B
Performance Period:	January 1, 2015 through December 31, 2015 (the “Performance Period”)
THE AWARD IS SUBJECT TO FORFEITURE AS PROVIDED HEREIN. THIS AWARD AND AMOUNTS RECEIVED IN CONNECTION WITH THIS AWARD ARE ALSO SUBJECT TO FORFEITURE, RECAPTURE OR OTHER ACTION IN THE EVENT OF AN ACCOUNTING RESTATEMENT, AS PROVIDED IN THE PLAN.

Further terms and conditions of the Award are set forth in Annexes A and B hereto, which are integral parts of this Award Agreement.

All terms, provisions and conditions applicable to the Award set forth in the Plan and not set forth in this Award Agreement are hereby incorporated herein by reference. To the extent any provision hereof is inconsistent with a provision of the Plan, the provisions of the Plan will govern. The Participant hereby acknowledges receipt of a copy of this Award Agreement, including Annexes A and B hereto, and a copy of the Plan and agrees to be bound by all the terms and provisions hereof and thereof.

MDU RESOURCES GROUP, INC.

By:
Thomas Everist
Chairman of the
Compensation Committee

Agreed:

Patrick L. O’Bryan

Attachments:	Annex A
Annex B

ANNEX A

TO

MDU RESOURCES GROUP, INC.
LONG-TERM PERFORMANCE-BASED INCENTIVE PLAN

ANNUAL INCENTIVE AWARD AGREEMENT

It is understood and agreed that the Award evidenced by the Award Agreement to which this is annexed is subject to the following additional terms and conditions.

1.Nature of Award. The Award represents the opportunity to receive an annual incentive award if the Performance Goals are achieved during the Performance Period and the service requirement is met.

2.Determination of Annual Incentive Award Earned. The amount of the annual incentive award earned, if any, pursuant to this Award Agreement shall range from zero to 200% of the Target Award based upon achievement of the Performance Goals, with such percentage determined by the Committee in accordance with Annex B hereto.

3.Disposition of Fidelity Exploration & Production Company. For purposes of this Award Agreement, the “Disposition of Fidelity” means the disposition by the Company of (i) not less than 75 percent of the assets as of December 31, 2014 of Fidelity as reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 (the “Asset Threshold”) or (ii) not less than 100 percent of the common stock of Fidelity owned by WBI Holdings, Inc. as of December 31, 2014 (the “Stock Threshold”), in either case in one or more transactions and to a person or persons not consolidated with the Company for SEC reporting purposes. “Adjustment Date” means the day prior to the day of the closing of the last transaction that causes the Asset Threshold or the Stock Threshold, as the case may be, to have been met.

4.Payment and Service Requirement. Payment of any annual incentive award earned pursuant to this Agreement shall be made in cash in accordance with the following payment and service requirement schedule:

(a) No Disposition of Fidelity. If there is no Disposition of Fidelity during the Performance Period and the Participant remains employed by Fidelity through the Performance Period, one-half of the annual incentive award earned will be paid as soon as practicable (but not later than the next March 10th) following the Committee’s certification of the achievement of the Performance Goals and determination of the Participant’s annual incentive payment pursuant to Section 2 hereof. The remaining one-half of the annual incentive award earned will be paid (i) if there is no Disposition of Fidelity between January 1, 2016 and December 31, 2016 and the Participant remains employed by Fidelity through December 31, 2016, as soon as practicable after the end of the year (but not later than the next March 10th) or (ii) if there is a Disposition of

Fidelity between January 1, 2016 and December 31, 2016 and the Participant’s employment by Fidelity does not terminate prior to the Disposition of Fidelity, within 30 days after the Disposition of Fidelity. If there is no Disposition of Fidelity between January 1, 2016 and December 31, 2016 and the Participant’s employment by Fidelity terminates before December 31, 2016, the remaining one-half of the annual incentive award will be forfeited.

(b) Disposition of Fidelity. If there is a Disposition of Fidelity during the Performance Period and the Participant’s employment by Fidelity does not terminate prior to the Disposition of Fidelity, payment of the annual incentive award earned will be made within 30 days after the Disposition of Fidelity following the Committee’s certification of the achievement of the Performance Goals and determination of the Participant’s annual incentive payment pursuant to this Award Agreement. If Participant’s employment by Fidelity terminates during the Performance Period prior to the Disposition of Fidelity, the Award will be forfeited.

The amount of any annual incentive award earned will be determined separately for each Performance Goal, as follows:

•	Divide the results from January 1, 2015 through the Adjustment Date by the sum of the Monthly Performance Goals from January 1, 2015 through the Adjustment Date (prorated for any partial month)

•	If this number as a percentage is below (above for the margin enhancement performance goal) the threshold percentage performance level, no annual incentive will be earned

•
If this number as a percentage is not below (not above for the margin enhancement performance goal) the threshold percentage performance level, the dollar amount of the award earned will be determined by multiplying the Target Award Amount for the Annual Performance Goal by the payout percentage that corresponds to the performance level (not to exceed the maximum payout percentage) as set forth in Annex B and multiplying that amount by (the number of full months and any partial month in the Performance Period from January 1, 2015 through the Adjustment Date/ twelve)

5.Discretion.

(a) No Positive Discretion. Unless otherwise determined and established in writing by the Committee within 90 days of the beginning of the Performance Period, no adjustment shall be made to the Performance Goals if the adjustment would increase the annual incentive award payment.

(b) Negative Discretion. The Committee may use negative discretion and adjust any annual incentive award payment downward, using any subjective or objective measures as it shall determine. The application of any reduction, and the methodology used in determining any such reduction, is in the sole discretion of the Committee.

6.Tax Withholding. The Committee shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any Federal, state and local taxes (including the Participant's FICA obligations) required by law to be withheld with respect to the Award.

7.Ratification of Actions. By accepting the Award or other benefit under the Plan, the Participant and each person claiming under or through him shall be conclusively deemed to have indicated the Participant’s acceptance and ratification of, and consent to, any action taken under the Plan or the Award by the Company, its Board of Directors, or the Committee.

8.Notices. Any notice hereunder to the Company shall be addressed to its office, 1200 West Century Avenue, P.O. Box 5650, Bismarck, North Dakota 58506; Attention: Corporate Secretary, and any notice hereunder to the Participant shall be addressed to him at the address specified on the Award Agreement, subject to the right of either party to designate at any time hereafter in writing some other address.

9.Definitions. Capitalized terms not otherwise defined herein or in the Award Agreement shall have the meanings given them in the Plan.

10.Governing Law and Severability. To the extent not preempted by Federal law, the Award Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law provisions. In the event any provision of the Award Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Award Agreement, and the Award Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

11.No Rights to Continued Employment. This Award Agreement is not a contract of employment. Nothing in the Plan or in this Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate the Participant's employment at any time, for any reason or no reason, or confer upon the Participant the right to continue in the employ of the Company or a Subsidiary.

ANNEX B

Performance Goal	Definition	2015 Annual Performance Goal Amount	Target Award Amount
Business Unit
Pretax Operating Income excluding DD&A	Fidelity Exploration & Production’s pretax Operating income excluding depreciation, depletion and amortization (“DD&A”). Impact from non-cash ceiling test charges will be treated as depreciation. Accounting changes due to Fidelity moving from continuing operations to discontinued operations will be excluded when determining results for this performance goal.	$[**] (Monthly Performance Goal Amounts are shown below)	$506,250
Margin Enhancement	Fidelity Exploration & Production’s operations and maintenance cost. Accounting changes due to Fidelity moving from continuing operations to discontinued operations will be excluded when determining results for this performance goal.	$[**] (Monthly Performance Goal Amounts are shown below)	$168,750
MDU Resources
MDU Resources Diluted Adjusted Earnings Per Share (“EPS”)	A. Company diluted adjusted EPS attributable to results from all business segments except Fidelity Exploration & Production. For purposes of determining results for this performance goal, EPS will not include (i) the effect on earnings at the Company level of intersegment eliminations, (ii) accounting changes due to Fidelity moving from continuing operations to discontinued operations and (iii) income statement impact of a loss on MDU Resources Group, Inc. Board approved asset sales/dispositions. Disposition of Fidelity will not be considered under item (iii).	$[**] (Monthly Performance Goal Amounts are shown below)	$180,000
Pretax Operating Income excluding DD&A	As defined under Business Unit Performance Goal	$[**] (Monthly Performance Goal Amounts are shown below)	$45,000

Payment scales:

Pretax Operating Income excluding DD&A
< $[**] pays 0% of the $506,250
80% or $[**] pays 25% of the $506,250 or $126,563
100% or $[**] pays 100% of the $506,250
120% or $[**] pays 200% of the $506,250 or $1,012,500
Results between 80% (threshold) and 120% (maximum) will be interpolated

Margin Enhancement
O & M > $[**] pays 0% of the $168,750
O & M between $[**] and $[**] pays from 100% to 200% of the $168,750
Results between $[**] (100%)(threshold and target) and $[**] (92.5%)(maximum) will be interpolated

MDU Resources Diluted Adjusted EPS
< 85% performance pays 0% of the $180,000
85% performance pays 25% of the $180,000 or $45,000
100% performance pays 100% of the $180,000
115% performance pays 200% of the $180,000 or $360,000
Results between 85% (threshold) and 115% (maximum) will be interpolated

Pretax Operating Income excluding DD&A
< 80% pays 0% of the $45,000
80% or $[**] pays 25% of the $45,000 or $11,250
100% or $[**] pays 100% of the $45,000
120% or $[**] pays 200% of the $45,000 or $90,000
Results between 80% (threshold) and 120% (maximum) will be interpolated

Monthly Performance Goal Amounts

Month	Pretax Operating Income excluding DD&A (in $000s)	Margin Enhancement (in $000s)	MDU Resources Diluted Adjusted EPS ($)
January
February
March
April
May
June
July
August
September
October
November
December
TOTAL